EXHIBIT 99.1

PRESS RELEASE OF THE COMPANY DATED APRIL 28, 2003, ANNOUNCING THE
SUBSCRIPTION BY THE INVESTORS OF THE PURCHASED NOTES AND WARRANTS

eMagin Announces New Financing for $6 Million and Agreements to Restructure over $12 Million in Debt and Other Payables

Monday April 28, 7:31 am ET
HOPEWELL JUNCTION, N.Y.--(BUSINESS WIRE)--April 28, 2003--eMagin Corporation (AMEX:EMA - News) today announced that a group of Investors has agreed to purchase $6 million of eMagin's Secured Convertible Notes from the company, which will be due on November 1, 2005.

Under the agreement, the investors agreed to purchase $1.8 million of the Notes on the closing date, and will acquire the remaining Notes according to a predetermined schedule between now and October of this year. As part of the transaction, eMagin also entered into agreements with a number of creditors, lessors and vendors to extend, reduce or pay with the company's common stock and cash (approximately $0.7 of the new $6 million financing) over $12 million of payables, future expenses, lease obligations, and convertible debt.

The conversion of most of the company's existing unsecured convertible debt and accrued interest amounting to approximately $5.2 million has taken place concurrently with the sale of the Notes or is expected to take place later this year as a result of this funding. Also, a significant restructuring of current payables and other amounts owed or accrued for is expected to occur over the next 3 months as a result of this financing.

eMagin has also reached agreements to restructure its fixed costs by the end of this quarter. For example, where previously the company recorded approximately $315,000 per month in equipment lease payments, the same equipment lease agreements are restructured at approximately $75,000 per month until June 2004, after which these payments increase to $125,000 per month. The company has the right to buyout these leases for $950,000 any time between June 30, 2003 and July 1, 2004, which would then eliminate this potential lease expense.


"This financing and the accompanying restructuring agreements have given us the opportunity to deliver on the potential that we have created for eMagin to be a leader in its field. We believe that the $6 million in committed funds gives the company the anticipated capital needed to reach our targeted goal of becoming EBITDA positive by the end of this year on a monthly basis. Not only will this allow us to bring up our rate of production, but it will also help assure our customers that we will be able to meet their production requirements," said Gary Jones, president and chief executive officer of eMagin. "It has been a great source of frustration that the challenging conditions in the financial markets and the company's lack of working capital have coincided with a time in which we have had significant successes as a business. This new financing and the related agreements will give us the needed liquidity to put those challenges behind us and enable us to focus on our customers and production. We believe that we have been fortunate to be able to do this in a manner that respects the contributions of investors, suppliers and debt holders. We are thankful to all of them, as well as to our staff and members of management, many of whom have deferred their compensation for many months."


The following table summarizes the transactions (all numbers in $US millions):

Reductions in Current Payables and Accrued Expenses (1)        $  1.8
Reclassification of Current Payables to Short and Long
 Term Debt (2)                                                    1.8
Payables Repaid/to be paid with the Company's Stock (3)           1.6
Conversion of Convertible Notes and Short Term Debt into
 Common Stock (4)                                                 5.2
Extended Maturity of Existing Secured Debt                        2.0
                                                                ------
Total Debt and Payables Restructured                           $ 12.4
                                                                ------
Funds Raised from the Sale of the Secured Convertible
 Notes (5)                                                     $  6.0
                                                                ------

Total of Debt and Payables Restructured and Funds Raised
 This Financing                                                $ 18.4
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o        (1) These reductions in current payables or accrued expenses are to take effect between March 7 and June 30, 2003 pending completion of payments by the Company.

o (2) The Company will reclassify approximately $294,000 in accounts payable to short term debt and approximately $1.5 million to long-term debt. The Company has also made provisions for potential favorable buyout options. This number does not include amounts to being paid in cash by the company as part of these settlement benefits.

o (3) Payments for some of the obligations that the Company is paying in the common stock of the Company are due at various times between April 23 and June 30, 2003. As the amount of common stock in many cases is determined by the price of the Company's common stock at the time, or just previous to, the payment date, the actual number of shares to be issued may vary.

o (4) Convertible Notes and related Accrued Interest shall convert to approximately 6.5 million shares at an average conversion price of approximately $0.77 per share. The above includes the conversion of approximately $260,000 of a subordinated convertible note that is expected to convert upon the completion of the Company's next registration statement. All others have elected to convert as of this date.

o (5) The Company negotiated payments of $0.7 million of the new financing to debtors to procure the agreements listed above.
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New York City-based Larkspur Capital Corporation assisted eMagin in structuring and negotiating the investment agreement. Additional details regarding the transaction are included in Form 8K filed with the Securities and Exchange Commission today, a copy of which will be posted on eMagin's website (www.emagin.com).

About eMagin

The world leader in organic light emitting diode (OLED)-on-silicon technology, eMagin combines integrated circuits, microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. eMagin invented the award-winning SVGA+ and SVGA-3D OLED microdisplays, the world's first single-chip color video OLED microdisplay and embedded controller for advanced virtual imaging. eMagin's microdisplay systems are expected to enable new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications for consumer, industrial, and military applications. OLED microdisplays demonstrate performance characteristics important to military and other demanding commercial and industrial applications including low power consumption, high brightness and resolution, wide dimming range, wider temperature operating ranges, shock and vibration resistance, and insensitivity to high G-forces. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Optics and system design facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. Additional information is available at http://www.emagin.com or .

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.
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Contact:
     eMagin, Hopewell Junction
     Susan Jones, 845/892-1900
     sjones@emagin.com